Exhibit 99.1

Company Contact:	Investor Contact:
Nicole Collins	Sharon Merrill Associates
(978) 656-3594	(617) 542-5300
NCollins@trcsolutions.com	trr@investorrelations.com

TRC Acquires CALTROP Corp.
Acquisition Supports Growth of Infrastructure Engineering Inspection and Construction Management Services

LOWELL, Mass. - April 4, 2017 - TRC Companies, Inc. (NYSE: TRR) today announced it purchased all of the outstanding stock of CALTROP Corp. in an all-cash transaction. Headquartered in Riverside, California, Caltrop brings 170 total employees providing engineering, construction management and inspection services to customers in the transportation infrastructure market. Financial terms of the agreement were not disclosed. TRC expects the transaction to be immediately accretive to earnings.

“The acquisition of Caltrop will enable TRC to capitalize on the growing opportunities for construction management and construction engineering inspection services in California, New York, Florida and Texas, particularly for large public works and transportation projects,” said Chris Vincze, TRC’s Chairman and Chief Executive Officer. “Caltrop adds technical experience and regional knowledge, while augmenting TRC’s already-strong reputation in these growing geographic markets. In addition, Caltrop has fabrication inspection capabilities in China and the United Kingdom.”

“Caltrop expands our capabilities to support larger-scale projects,” said Doug Massih, SVP and Infrastructure Sector Leader. “We are adding depth of experience in engineering and metallurgy, as well as expertise in airports, a new market for TRC.”

Caltrop has been providing professional program, project and construction management consulting services since 1988. Besides Riverside, it has locations in the California cities of Irvine, Sacramento and San Diego, as well as Jacksonville, Florida, New York City, and Shanghai.

“This is an exciting opportunity for Caltrop employees to join a leading national firm like TRC, whose values, culture and approach to client solutions align so closely with our own,” said David Saber, CEO of Caltrop. “We are very proud of the contributions Caltrop has made to our clients and community. Going

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

Exhibit 99.1

forward, TRC offers us an incredible platform for future growth and gives our people opportunities to pursue diverse, large-scale projects worldwide.”

About TRC
A pioneer in groundbreaking scientific and engineering developments since the 1960s, TRC is a national engineering, environmental consulting and construction management firm that provides integrated services to the power, environmental, infrastructure and oil and gas markets. TRC serves a broad range of commercial, industrial and government clients, implementing complex projects from initial concept to delivery and operation. TRC delivers results that enable clients to achieve success in a complex and changing world. TRC trades on the NYSE under the symbol TRR. For more information, visit TRC's website at www.TRCsolutions.com, follow us on Twitter or StockTwits at @TRC_Companies or find us on LinkedIn.

Forward-Looking Statements
Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as "may," "expects," "plans," "anticipates," "believes," "estimates," or other words of similar import. You should consider statements that contain these words carefully because they discuss TRC’s future expectations, contain projections of the Company’s future results of operations or of its financial condition, or state other "forward-looking" information. TRC believes that it is important to communicate its future expectations to its investors. However, there may be events in the future that the Company is not able to accurately predict or control and that may cause its actual results to differ materially from the expectations described in its forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, circumstances which could create large cash outflows, such as contract losses, litigation, uncollectible receivables and income tax assessments; regulatory uncertainty; the availability of funding for government projects; the level of demand for TRC’s services; product acceptance; industry-wide competitive factors; the ability to continue to attract and retain highly skilled and qualified personnel; the availability and adequacy of insurance; capital availability and project investment by TRC’s clients; and general political or economic conditions. Furthermore, market trends are subject to changes, which could adversely affect future results. See the risk factors and additional discussion in TRC’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, and other factors included from time to time in the Company’s other filings with the Securities and Exchange Commission.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995